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November 3, 2008

To:	All Employees

From:	Peter Raskind and Jim Rohr

Re:	Integration Process for PNC and National City
As we look to National City’s future as part of The PNC Financial Services Group, we have the unique opportunity to create a more powerful organization with significant financial strength and flexibility to compete in the near and long term. After the expected closing on December 31, 2008, which is subject to shareholder and regulatory approval, we will become the country’s fifth largest bank in deposits. With that increased size and scale comes a tremendous amount of opportunity to provide our customers with the very best products and services in our industry. To get there, we must ensure a smooth transition for our employees, shareholders and communities, and maintain an unwavering focus on meeting the needs of our customers. As such, we are beginning to lay the groundwork for the process we will undertake for a successful integration.
This process begins with the identification of leadership to coordinate the integration strategy and efforts on behalf of both companies. Leading the merger integration team will be Tom Whitford, chief administrative officer of PNC. Other key executives on the team include Tim Shack, chairman of PNC Global Investment Servicing; National City’s Shelley J. Seifert, executive vice president and head of Corporate Services, and Jon Gorney, executive vice president and head of Corporate Operations and Information Systems.
Tom and these key executives are in the process of identifying additional team members from various business units and functions at PNC and National City. Working together, this team will develop a thoughtful and comprehensive plan to merge National City into PNC. In the near future, we will provide additional information on the integration team and the expected steps and timeline for the integration process.
We recognize that you have many questions about what is changing, what is not, and when decisions about our business, our people and our communities will be communicated. For now, it is business as usual at PNC and National City, with both companies providing the same products and exceptional service that our customers expect. While additional information is still limited at this time, attached for your reference is an Employee Q&A that addresses some of the questions you’ve been asking. Employees with questions about the merger can send them via email to Corporate Communications or leave them on the PNC / National City Merger voicemail box at 888/808-4489. In addition, you will receive a packet of information in the near future that provides an overview of PNC.
We understand that many of you look forward to participating in integration activities. However, during this early phase, we are asking you not to contact anyone at the other company. You will be notified when that contact can take place. In the meantime, it is in our best interest to focus on serving and retaining our customers, rather than speculating on what’s to come.
We thank you for your continued hard work and dedication as we form the foundation for our future. We are excited about the opportunities this merger creates and look forward to providing you further information regarding the transition.

This communication is the property of National City. It is for internal use only and is intended only for the addressee. Any unauthorized use, including external distribution, is strictly prohibited. If you are not the intended recipient, please notify the sender, delete the message, and note that any distribution or copying of this message is prohibited.
Cautionary Statement Regarding Forward-Looking Statements
This memo (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, with respect to each of National City, PNC and the combined company following the Merger, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of National City or PNC, including, without limitation, (i) statements relating to the benefits of the Merger, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of National City’s and/or PNC’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond National City’s and PNC’s control). Actual results may differ from those set forth in the forward-looking statements.
The following factors, among others, could cause National City’s or PNC’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the businesses of National City and/or PNC in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; (6) the failure of National City’s or PNC’s shareholders to approve the Merger or of PNC’s shareholders to approve the issuance of PNC common stock in the Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which National City and/or PNC conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on National City’s and/or PNC’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on National City’s and/or PNC’s brokerage and capital markets activities; (12) the timely development of competitive new products and services by National City or PNC and the acceptance of these products and services by new and existing customers; (13) the willingness of customers to accept third party products marketed by National City or PNC; (14) the willingness of customers to substitute competitors’ products and services for National City’s or PNC’s products and services and vice versa; (15) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); (16) technological changes; (17) changes in consumer spending and saving habits; (18) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (19) the growth and profitability of National City’s and/or PNC’s non-interest or fee income being less than expected; (20) unanticipated regulatory or judicial proceedings or rulings; (21) the impact of changes in accounting principles; (22) adverse changes in financial performance and/or condition of National City’s and/or PNC’s borrowers which could impact repayment of such borrowers’ outstanding loans; (23) the impact on National City and/or PNC’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (24) National City’s and/or PNC’s success at managing the risks involved in the foregoing. National City cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning National City, PNC, the Merger, or other matters and attributable to National City or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. National City does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this memo.
Additional Information and Where to Find It
The proposed Merger will be submitted to National City’s and PNC’s shareholders for their consideration. PNC will file a registration statement with the SEC, which will include a proxy statement/prospectus, and each of National City and PNC may file other relevant documents concerning the proposed Merger. Shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about National City and PNC, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.nationalcity.com/investorrelations and www.pnc.com/secfilings. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Jill Hennessey, National City Corporation, Senior Vice President, Investor Relations, Department 2229, P.O. Box 5756, Cleveland, OH 44101-0756, (800) 622-4204; or to PNC Financial Services Group, Inc, Shareholder Relations at (800) 843-2206 or via e-mail at investor.relations@pnc.com.
National City and PNC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of National City in connection with the proposed Merger. Information about the directors and executive officers of National City is set forth in the proxy statement for National City’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 7, 2008. Information about the directors and executive officers of PNC is set forth in the proxy statement for PNC’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.

Confidential — For Internal Use Only
PNC Merger: Employee Q & A
11/3/08
Below are answers related to questions you may have regarding our announced merger with PNC, which is subject to stockholder and regulatory approvals:
Human Resources Questions
Should I enroll in National City Health and Welfare benefits for 2009?
The anticipated merger between PNC Financial Services Group and National City does not impact the enrollment process for 2009 benefits. To ensure you have the benefit coverage that best meets the needs of you and your family effective January 1, 2009, you MUST select your National City benefits by November 14, 2008. The 2009 Annual Benefit Enrollment period began October 30 for eligible National City employees.
When will my benefits, such as the 401(k) plan, pension, time-off policies, education assistance and health/welfare benefits change?
National City and PNC integration teams will look at how the two companies fit together and how things such as employee benefits will look going forward. National City benefits and policies will remain in place for some period in the future. As decisions are made, we will communicate any changes or transition plans to employees.
Who will be assessing the work of National City employees in the coming months?
National City employees continue to report to their current supervisors and should look to them for direction on the scope of their work. As the integration team makes progress on bringing the two businesses together, additional details will be communicated. For now, employees should carry about their business as they always have.
If I am part of a sales incentive plan that pays a portion of my 2008 incentive compensation in 2009, will I still receive payment?
National City business unit plans will pay 2008 incentives under the terms of the plans.
When will employees learn about organizational impacts and which positions will be eliminated?
It’s still too early to determine what jobs might be impacted if PNC acquires National City, and a timeline has not yet been established for any changes that may occur. These are difficult decisions that require thoughtful, deliberate strategies. We are committed to communicating to employees in advance of any changes that may take place.
What support will be available for employees whose positions may be eliminated?
Employees whose positions are eliminated will be encouraged to post for open internal positions, and some will be asked to transfer to other positions. Those employees who are not offered a position in the new organization will be eligible for severance benefits.
What resources are available for employees?
We realize that this is a challenging time for our employees. We encourage you to take advantage of the many resources available to you:
•	HR InfoLine: If you need information about compensation or benefits programs, call 888/881-1121 or email HRInfoLine@nationalcity.com.
•	Employee Relations Resource Center: The ERRC is available Monday through Friday, 8 a.m. to 6 p.m. for managers and employees. The purpose of the ERRC is to provide coaching and communications assistance on all employee relations and policy matters. To contact an HR ERRC consultant, call 888/881-1121, press 5, then press 1.
•	Employee Assistance Program: Sometimes you just need to talk with someone. The Employee Assistance Program (EAP) is a resource available to employees and their dependents at no cost. Information discussed with the counselor is confidential. Employees can access EAP through LifeWorks by calling 888/881-1121, press 4, then press 1, or by going to www.LifeWorks.com — the userid is ncity, and password is ncity2. This service is available 24 hours a day, seven days a week.
•	24x7 on MyLearning: Now when you go to log on to MyLearning you will see a list of recommended eLearning courses on a variety of topics — including managing through change, taking care of yourself, and learning more about our industry. We’ll continue to update this page based on your recommendations and as new courses become available.
•	MyNationalCity/MyHR: You can find information about the National City benefit programs, including the SIP/401(k), pension and severance plans on MyHR on MyNationalCity.
Business / Operations Questions
When will the bank branches start using the PNC name?
Current National City branches will continue to operate under the National City name until the operational conversions. A conversion timeline has not yet been developed, but we currently do not anticipate transitioning branches to the PNC name until well into 2009.

During much of that time, it will be business as usual for former National City customers. They will continue to use their National City ATM cards and checks, ordering new checks as needed, etc.
Will PNC consolidate branches or close offices? Obviously, there are some markets where there is overlap.
National City branches offer PNC a significant presence throughout much of the Midwest with only a few markets with overlap. It is too early to determine what changes may be made to the branch network in regions where there is overlap. Likewise, we cannot yet say how other National City or PNC offices will be affected.
Will PNC keep National City’s mortgage business or any of our products or services?
It is too early to determine what changes may be made to certain businesses or products. Right now, we need to continue to operate as two separate businesses and do our best to deliver the exceptional service our customers have come to expect.
What should National City employees tell customers who have questions about the change?
For the near future, it’s business as usual, and customers will continue to work with National City as they always have. If the time comes to transfer accounts to PNC, we will communicate with each National City customer to make the transition as smooth as possible.
What about National City projects that are under way — should they proceed during the transition?
The integration team will be assessing the business model moving forward and may make decisions about specific projects and programs along the way, but in the interim, projects underway should continue to proceed without interruption.
What do I tell sales people who want to begin selling PNC products to their customers?
Right now, we need to continue to operate as two separate businesses and do our best to deliver the exceptional service our customers have come to expect.
As the integration team moves forward with bringing the two businesses together, there will be opportunities to equip salespeople with PNC products and services that meet their customers’ needs, and information about the availability of those products will be made at the appropriate time.
Commitment to Community Questions
Will PNC continue National City’s tradition of charitable giving?
Like National City, PNC has established itself as a highly regarded corporate citizen in the communities it serves. During the course of the integration, National City’s philanthropic activities and local needs will be reviewed before PNC’s own corporate giving criteria are applied to determine where charitable dollars, leadership and volunteer hours are invested.
It is important to note that PNC is entering its fifth year of PNC Grow Up Great, its 10-year, $100 million initiative to prepare children from birth to five years of age for school and life. After the integration, PNC expects to expand Grow Up Great to National City markets it does not currently serve.
What’s PNC’s commitment going to be in my market?
While it’s still too early to determine the status of specific locations or markets, PNC acquired National City because of its attractive deposit base and branch network in areas that complement PNC’s geographies. PNC also has a history of being a solid corporate citizen in all of the markets in which it operates, and that will continue going forward.

Have a question? You can call the toll-free PNC / National City Merger voicemail box at 888/808-4489 and leave a message with your question or email your question to CorpComm@NationalCity.com. We’ll respond to questions of general interest in future communications on MyNationalCity.

This communication is the property of National City. It is for internal use only and is intended only for the addressee. Any unauthorized use, including external distribution, is strictly prohibited. If you are not the intended recipient, please notify the sender, delete the message, and note that any distribution or copying of this message is prohibited.
Cautionary Statement Regarding Forward-Looking Statements
This Employee Q&A document (including information included or incorporated by reference herein) may contain, among other things, certain forward-looking statements, with respect to each of National City, PNC and the combined company following the Merger, as well as the goals, plans, objectives, intentions, expectations, financial condition, results of operations, future performance and business of National City or PNC, including, without limitation, (i) statements relating to the benefits of the Merger, and (ii) statements preceded by, followed by or that include the words “may”, “could”, “should”, “would”, “believe”, “anticipate”, “estimate”, “expect”, “intend”, “plan”, “projects”, “outlook” or similar expressions. These statements are based upon the current beliefs and expectations of National City’s and/or PNC’s management and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond National City’s and PNC’s control). Actual results may differ from those set forth in the forward-looking statements.
The following factors, among others, could cause National City’s or PNC’s financial performance to differ materially from that expressed in such forward-looking statements: (1) the risk that the businesses of National City and/or PNC in connection with the Merger will not be integrated successfully or such integration may be more difficult, time-consuming or costly than expected; (2) the risk that expected revenue synergies and cost savings from the Merger may not be fully realized or realized within the expected time frame; (3) the risk that revenues following the Merger may be lower than expected; (4) deposit attrition, operating costs, customer loss and business disruption following the Merger, including, without limitation, difficulties in maintaining relationships with employees, may be greater than expected; (5) the inability to obtain governmental approvals of the Merger on the proposed terms and schedule; (6) the failure of National City’s or PNC’s shareholders to approve the Merger or of PNC’s shareholders to approve the issuance of PNC common stock in the Merger; (7) the risk that the strength of the United States economy in general and the strength of the local economies in which National City and/or PNC conducts operations may be different than expected resulting in, among other things, a deterioration in credit quality or a reduced demand for credit, including the resultant effect on National City’s and/or PNC’s loan portfolio and allowance for loan losses; (8) the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; (9) potential or actual litigation; (10) inflation, interest rate, market and monetary fluctuations; (11) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) and the impact of such conditions on National City’s and/or PNC’s brokerage and capital markets activities; (12) the timely development of competitive new products and services by National City or PNC and the acceptance of these products and services by new and existing customers; (13) the willingness of customers to accept third party products marketed by National City or PNC; (14) the willingness of customers to substitute competitors’ products and services for National City’s or PNC’s products and services and vice versa; (15) the impact of changes in financial services’ laws and regulations (including laws concerning taxes, banking, securities and insurance); (16) technological changes; (17) changes in consumer spending and saving habits; (18) the effect of corporate restructurings, acquisitions and/or dispositions, including, without limitation, the Merger, and the actual restructuring and other expenses related thereto, and the failure to achieve the expected revenue growth and/or expense savings from such corporate restructurings, acquisitions and/or dispositions; (19) the growth and profitability of National City’s and/or PNC’s non-interest or fee income being less than expected; (20) unanticipated regulatory or judicial proceedings or rulings; (21) the impact of changes in accounting principles; (22) adverse changes in financial performance and/or condition of National City’s and/or PNC’s borrowers which could impact repayment of such borrowers’ outstanding loans; (23) the impact on National City and/or PNC’s businesses, as well as on the risks set forth above, of various domestic or international military or terrorist activities or conflicts; and (24) National City’s and/or PNC’s success at managing the risks involved in the foregoing. National City cautions that the foregoing list of factors is not exclusive. All subsequent written and oral forward-looking statements concerning National City, PNC, the Merger, or other matters and attributable to National City or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. National City does not undertake any obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this Employee Q&A document.
Additional Information and Where to Find It
The proposed Merger will be submitted to National City’s and PNC’s shareholders for their consideration. PNC will file a registration statement with the SEC, which will include a proxy statement/prospectus, and each of National City and PNC may file other relevant documents concerning the proposed Merger. Shareholders and other investors are urged to read the registration statement and the proxy statement/prospectus when they become available, as well as any other relevant documents concerning the proposed Merger filed with the SEC (and any amendments or supplements to those documents), because they will contain important information. You will be able to obtain a free copy of the registration statement and the proxy statement/prospectus, as well as other filings containing information about National City and PNC, at the SEC’s website (http://www.sec.gov) and at the companies’ respective websites, www.nationalcity.com/investorrelations and www.pnc.com/secfilings. Copies of the proxy statement/prospectus and the SEC filings that will be incorporated by reference in the proxy statement/prospectus can also be obtained, free of charge, by directing a request to Jill Hennessey, National City Corporation, Senior Vice President, Investor Relations, Department 2229, P.O. Box 5756, Cleveland, OH 44101-0756, (800) 622-4204; or to PNC Financial Services Group, Inc, Shareholder Relations at (800) 843-2206 or via e-mail at investor.relations@pnc.com.
National City and PNC and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the shareholders of National City in connection with the proposed Merger. Information about the directors and executive officers of National City is set forth in the proxy statement for National City’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 7, 2008. Information about the directors and executive officers of PNC is set forth in the proxy statement for PNC’s 2008 annual meeting of shareholders, as filed with the SEC on a Schedule 14A on March 28, 2008. Additional information regarding the interests of those participants and other persons who may be deemed participants in the Merger may be obtained by reading the proxy statement/prospectus regarding the proposed Merger when it becomes available. You may obtain free copies of these documents as described in the preceding paragraph.